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                                                                    EXHIBIT 23.3


December 23, 1999


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 12, 1999, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica) included in the RailAmerica, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.


                                               ARTHUR ANDERSEN-LANGTON CLARKE

Charles A. Bunce
Santiago, Chile